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                                                                    EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Registration Statement of General Growth Properties, Inc. on Form S-3 of our report dated February 8, 1999, on our audits of the consolidated financial statements of General Growth Properties, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, and the financial statement schedule as of December 31, 1998, included in General Growth Properties, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1998. We also consent to the reference to our firm under the caption "Experts."


                                                 /s/ PRICEWATERHOUSECOOPERS LLP



Chicago, Illinois
April 15, 1999